NYSE Group, Inc.

Lehman Brothers Financial Services
Conference

September 14, 2006

Legal Disclaimer

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this document contains forward-looking statements, which involve a number of risks and uncertainties.  NYSE
Group, Inc. (“NYSE Group”) cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving NYSE Group and Euronext N.V.
(“Euronext”), including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NYSE Group’s filings with the U.S. Securities
Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ending December 31, 2005 which is available on NYSE Group’s website at http://www.nyse.com and the SEC’s website at www.sec.gov. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Projections

Although the projections that appear in this document were prepared in good faith by management of NYSE Group and Euronext, no assurance can be made regarding future events. The estimates and assumptions underlying the projections involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, all of which are difficult to predict and many of which are beyond the control of NYSE Group and Euronext. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not differ materially from those presented in the financial data. Such projections cannot, therefore, be considered a reliable predictor of future operating results, and this information should not be relied on as such. The projections were not prepared with a view toward complying with the guidelines established by the
American Institute of Certified Public Accountants with respect to prospective financial data, published guidelines of the SEC regarding forward-looking statements, or U.S. generally accepted accounting principles. In the view of NYSE Group management and Euronext management, the information was prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on this information.

Neither NYSE Group nor Euronext intends to update or otherwise revise the prospective financial data to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, neither NYSE Group nor Euronext intends to update or revise the prospective financial data to reflect changes in general economic or industry conditions.

Legal Disclaimer (continued)

Additional Information About this Transaction

In connection with the proposed business combination transaction between NYSE Group and Euronext, a newly formed holding company will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of NYSE Group that also constitutes a prospectus of the newly formed holding company.  NYSE Group will mail the proxy statement/prospectus to its stockholders and the prospectus will be mailed to Euronext shareholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE
PROPOSED BUSINESS COMBINATION TRANSACTION IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN
IMPORTANT INFORMATION.

You may obtain a free copy of the proxy statement/prospectus (if and when available) and other related documents filed by NYSE
Group and the newly formed holding company with the SEC at the SEC's Web site at www.sec.gov.  The proxy statement/prospectus
(if and when it becomes available) and the other documents may also be obtained for free by accessing NYSE Group’s Web site at
http://www.nyse.com.

NYSE Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from NYSE Group stockholders in respect of the proposed business combination transaction.
You can find information about NYSE Group's executive officers and directors in NYSE Group's definitive proxy statement filed with the
SEC on April 11, 2006.  You can obtain free copies of these documents and of the proxy statement prospectus (when it becomes available) from NYSE Group by contacting its investor relations department.

Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as
amended.

Agenda

2. NYSE Euronext: Creating the Global Exchange

1. NYSE Group at a Glance

1. NYSE Group at a Glance

World’s Highest Overall Listings Standards

Global Brand and Reputation

Largest, Most Liquid Cash Equities Market

Diversified Products and Services

Experienced Management Team

NYSE Group Highlights

Positioned for Growth

Independent, Strong and Effective Regulation

Executing a Clear Strategic Vision

New York
Stock Exchange

Private,
member
owned, not-for-
profit

Single product
focus

Maintain status
quo; defend
listed share

NYSE Group
(NYSE: NYX)

Public, for-profit

Diversification
of products in
cash equities
and options

Industry
dynamics
necessitate
change and
innovation (e.g.,
pricing, Hybrid
Market)

NYSE
Euronext

World’s largest
exchange
group

Global
presence
across multiple
product
classes with
strong growth
characteristics

Past

Present

Future

Merger with
Archipelago

Merger with
Euronext

Transforming
the NYSE

Transforming
the Markets

The World’s Most Recognized Exchange Brand

Founded: 1792

NYSE/Arca Merger/Public Company:
2006

Market leader in listed companies

93% of the Dow Jones Industrial
Average

85% of the S&P 500

84% of the Fortune 500

41% of Fortune’s 100 Fastest
Growing Companies

Attracts the leading brands

As of June 30, 2006.

$25.0
20.0
15.0
10.0
5.0
0.0
$22.6
$8.9
$7.5
$6.3
$4.3
$3.2
NYSE
LSE
Euronext
Tokyo Stock Exchange
NASDAQ
Deutsche Börse

NYSE
90%
Other
10%

NYSE Group

The Global Listings Market of Choice

NYSE Lists 90% of Qualified U.S. IPO Proceeds

NYSE’s Listed Company Total Market
Capitalization is $22.6 trillion

Source: NYSE Data, ILX and Commscan Equidesk, excludes closed-end funds.

Note: Data is for quarter ended 6/30/06. Qualified U.S. IPO proceeds is the aggregate proceeds raised by companies listing on U.S. exchanges that qualify to list under the NYSE’s standards, as measured by the aggregate proceeds raised by companies listing on U.S. exchanges.

Note: Figures denote total worldwide market capitalization for listed operating companies.  LSE figure includes Main Market listings only.
Source: World Federation of Exchanges, Reuters, Bloomberg and NYSE Group as
of June 30, 2006.

Highest overall listing standards

Inclusion among global leaders

Access to diverse investor base

Specialist accountability

Value-added services and products

Long-term visibility opportunities

100.0
80.0
60.0
40.0
20.0
0.0
$89.7
$41.4
$30.0
$26.1
$16.2
$11.6
NYSE
NASDAQ
LSE
Tokyo Stock Exchange
Euronext
Deutsche Börse

NYSE Group

World’s Most Liquid Stock Exchange

Source: World Federation of Exchanges. As of June 30, 2006.

LIQUIDITY

Largest market for listing and trading
cash equity securities in the world

PRICE

In the first half of 2006, NYSE Group
provided best quoted prices in NYSE–
listed securities 91.3% of the time

LOWER VOLATILITY AND TIGHTER
SPREADS

Volatility is generally lower and spreads
are tighter for stocks listed on the NYSE
compared to other markets

CERTAINTY OF EXECUTION

One of the most reliable trading
networks with high fill rates

Highest Quality Market

2006 YTD Average Daily Value of Trading ($ bn)

Well Positioned for Growth and Profitability

Transaction Related

Listings

Market Data

Cash Equities

Transaction revenue growth
driven by new pricing

Overall market growth driven
by Hybrid

ETFs

Leading position in fast
growing market

Options

Introduction of new trading
platform, pricing, and market
structure in Q3 2006

Bonds

Leverage NYSE Arca
technology

Trading Licenses

New high margin source of
revenue

NYSE

World’s premier listings
venue

Strong source of recurring
revenue

NYSE Arca

Expands NYSE Group’s
reach to more quality
companies

Compelling value
proposition with Lead
Market Maker model

First IPO (Darwin
Professional Underwriters)
on May 19, 2006

First transfer from Nasdaq
(BFC Financial) on June 27,
2006

NYSE OpenBook® , NYSE
Broker Volume® and TAQ
Data

Proprietary data product
revenues grew 24% in 2005

NYSE OpenBook Real Time
launched May 2006

Commercialization
opportunities include:

ArcaBookSM

NYSE InfoToolsSM

Quantitative Information
Products

New cash equity and multi-
asset class data products

2,000
1,500
1,000
500
0
100.0
80.0
60.0
40.0
20.0
0.0
1,633
1,603
1,778
1,866
1,968
81.8
80.0
78.7
76.7
76.3
Q2 05
Q3 05
Q4 05
Q1 06
Q2 06
NYSE Group ADV
NYSE Group Share

✓

✓

✓

✓

NYSE Group

NYSE Group’s NYSE-Listed Volume
Continues to Grow

Q2 2005- Q2 2006

ADV
shares
in mm

Source: Consolidated Tape. Share of trading on a “handled” basis.

Share
%

Comments

NYSE-listed volume up
21% since Q2’05

New pricing introduced
August 1st provides
opportunity to capture
incremental revenue

NYSE Group set the
NBBO 91.3% of the time
in the first half of 2006

Hybrid MarketSM rollout
will be completed by
year-end

- Integration of
automated and
auction markets

- Delivers greater
investor choice

600
500
400
300
200
100
0
100.0
80.0
60.0
40.0
20.0
0.0
407
374
388
485
540
23.1
22.8
22.1
23.0
25.2
Q2 05
Q3 05
Q4 05
Q1 06
Q2 06
NYSE Group ADV
NYSE Group Share

NYSE Group

NYSE Group’s Nasdaq-Listed Volume
Continues to Grow

Q2 2005- Q2 2006

Share
%

ADV
shares
in mm

Source: Consolidated Tape. Share of trading on a “handled” basis.

Comments

NYSE Group’s
Nasdaq-listed volume
up 33% from Q2’05

Gained 2.2 percentage
points of market share
in Q2’06 vs. Q1’06

Integration of three
competing order
books to a single
platform could drive
additional market
share gains

200
150
100
50
0
100.0
80.0
60.0
40.0
20.0
0.0
103
106
133
154
195
35.9
38.4
40.5
42.8
42.9
Q2 05
Q3 05
Q4 05
Q1 06
Q2 06
NYSE Group ADV
NYSE Group Share

NYSE Group

Comments

NYSE Group is the Leader in ETF Trading

Q2 2005- Q2 2006

Share
%

ADV
shares
in mm

Source: Consolidated Tape. Share of trading on a “handled” basis.

NYSE Arca is the
leading ETF platform
with 43% market share

NYSE Group’s ETF
volume up 89% from
Q2’05

NYSE Group ETF
listings grew from 18 at
start of 2005 to 101 as
of June 30, 2006

Transfer of 81 BGI
iShares from Amex to
NYSE (61) and NYSE
Arca (20)

40 transfers to
NYSE to date;
remainder expected
within next twelve
months

1,000
800
600
400
200
0
100.0
80.0
60.0
40.0
20.0
0.0
461
499
736
785
701
9.4
9.6
11.5
10.9
9.4
Q2 05
Q3 05
Q4 05
Q1 06
Q2 06
NYSE Average Daily Contracts
NYSE Group Share

NYSE Group

NYSE Group Share of Equity Options Trading

Q2 2005- Q2 2006

%

ADV
contracts
in 000s

Source: Options Clearing Corporation.

Comments

NYSE Group’s
options volume up
52% from Q2’05

Implemented new
transaction pricing
for trading options on
NYSE Arca effective
August 1 st

Introduced new NYSE
Arca Options trading
platform on
August 7 th

New Options Platform Introduced August 7th …

New Market Structure

Flat, open book with price/time
priority

Options Trading Permit (OTP)
for Market Makers

Each OTP entitles market
makers to quote in an
expanded number of products
of their choosing

Four Market Maker OTPs
allows trading in all exchange
products

OTP firms acting as Lead
Market Makers assessed a fee
for LMM Rights on a per issue
basis in addition to the OTP
Trade Participant Rights

LMMs Rights per issue range
from $150 to $3,000 per month

New Platform

New options trading platform is
replacing the PCX Plus trading
system

New system leverages
components and processes
currently in use by NYSE Arca's
equity trading system

Incorporates industry leading
quote capacity

New options system is being
phased-in over seven weeks with
completion targeted for early
October

Includes functionality for the
trading of options in penny
increments in preparation for the
SEC's recently announced penny
pilot scheduled for
implementation in January 2007

New Pricing

Trading of Equity Options on
NYSE Arca

No cancellation fee

Electronic Broker Dealer
transactions combined total
fee of $0.50 per contract

Market maker fee of $0.16
per contract

Lead market maker fee of
$0.09 per contract

Firm fee of $0.15 per
contract side for customer
transaction when firm is on
contra side of transaction

$1,000 cap on transaction fees
and on-line comparison fees for
strategy trades

$50,000 cap per month per
initiating firm

$500
$375
$250
$125
$0
30%
25%
20%
15%
10%
5%
0%
$398
$470
7.5%
23.6%
Q2 2005
Q2 2006
Revenue
Pre-tax Margin

NYSE Group

Transaction fees - up 31%

Regulatory fees - up 27%1

Licensing, facility and equipment –
up 144%2

Compensation and benefits –
down 7%

Systems - down 22%

Pre-tax profit - up 270%

$mm

Highlights

Comparison of Q2 2005 vs. Q2 2006

Q2 2006 Strong Performance

Note: Per condensed consolidated statements of income including proforma financial measures. Revenues are net of activity assessment fees.

1 Regulatory fees generated from the SRO structure of the NYSE Group are used to fund member firm examinations and other regulatory activities.

2 Includes new revenue stream from the sale of trading licenses.

¹ Includes $371.6mm of Section 31 fees due to the SEC.

Strong cash position

No debt

NYSE Group Key Balance Sheet Indicators at June 30, 2006

Solid Financial Position

$ mm

Cash

, Cash Equivalents

and

Investment

S

ecurities

1

$

1,105

.

4

Working Capital

$

5

58

.0

Total Equity

$1,527.0

2. NYSE Euronext: Creating the Global
Exchange

Creating the First Multi-Product Global Exchange
Group

Global Cash
Equities

Global
Derivatives

New York

Amsterdam

Brussels

Lisbon

Paris

LIFFE

NYSE Arca
Options

Global branding

Multiple listing
offerings

Extended trading
hours

Common IT
platform

$30.0
25.0
20.0
15.0
10.0
5.0
0.0
3.7
21.5
$8.9
$6.3
$4.3
$3.2

NYSE Group

World’s Largest Cash Equities Marketplace

$tn

NYSE

$25.2

Euronext

Aggregate market cap is greater than that of
the next 4 exchanges combined

NYSE

Euronext

NASDAQ

Deutsche

Börse

LSE

Tokyo Stock

Exchange

Note: Figures denote total worldwide market capitalization for listed operating companies. NYSE international figure excludes domestic companies listed on Euronext ($0.6bn), and Euronext international figure excludes domestic and foreign companies listed on the NYSE
($3.8tn). LSE figure includes Main Market listings only.

Source: World Federation of Exchanges, Reuters, Bloomberg and NYSE Group as of June 30, 2006.

Broadest Global Exchange Product Offering

Cash Trading

US Cash Equities

European Cash Equities

US ETFs / European ETFs

Warrants

US Trading Licenses

US Fixed Income

European Fixed Income

Clearing

Derivatives

US Options

UK Options

European Options

International Futures &
Derivatives

Interest Rates

Equity Indices

Fixed Income Indices

Single Stock Futures

Commodities

Market Data & Indices

US Market Data

International Market Data

Proprietary Data Products

US Indices

European Indices

Listings

US Listings

NYSE

NYSE Arca

European Listings

International Listings

Trading Software

AEMS – Exchange trading
systems and other Institutional
offerings

GL Trade – trading systems

SIAC

NYSE

Euronext

Benefits To Shareholders and Other Stakeholders

Shareholders

Issuers

Users

Employees

Maintain current headquarters and
marketplaces

Balanced management structure with
superior leadership team

Culture of excellence and
entrepreneurship

Greater career development
opportunities

Covers more time zones than any
other exchange

Horizontal business model with
unparalleled product depth and
geographic breadth

Enhanced trading experience across
equities, bonds, and derivatives,
including futures and options

World’s largest pool of liquidity

Easier access to both U.S. and
European investors and leading
destination for capital formation

Ability to list in two of the world’s
main currencies…

…while keeping current local
regulatory frameworks unchanged

Potential for $275 million of cost
savings to be realized over 3 years

$100 million of revenue synergies
across cash equities, listings and
derivatives

Superior growth and profitability on a
combined basis

Combination Expected to Close in Q1 2007

Proxy statement/prospectus (Form S-4) for the combination expected to be filed with SEC in September, 2006

NYSE Group and Euronext shareholder meetings to approve
combination targeted for early December, 2006

Combination anticipated to close during Q1 2007

25.0
20.0
15.0
10.0
5.0
0.0
$20.6
$15.4
$5.8
$3.3
NYSE Euronext
Deutsche Borse
London Stock Exchange
NASDAQ

NYSE Group

World’s Largest Cash Equities Exchange by
Market Capitalization

$bn

Notes
1. Pro forma; NYSE Group market cap of $9.7bn and Euronext market cap of $10.9bn. Euronext currently has a S&P credit rating of AA.
2. Nasdaq market cap includes an implied value of $1.5bn (or 45% of Nasdaq’s total market cap) to reflect 25.3% stake in LSE.

3. LSE does not currently have a S&P rating; its Moody’s rating is Baa1.

Source: NYSE Group and public filings. Closing prices as of 9/13/06; based on basic shares outstanding as per 6/30/06 filings.

1

2

AA

--3

BB+

S&P
Rating

--

..

NYSE Group Has Achieved a Number of Milestones
in Its First Six Months

Continued revenue growth and margin expansion…delivering against
NYSE/Archipelago merger benefits

Completed 28.75 million share secondary offering on May 5th

Signed a $20bn combination agreement with Euronext on June 1st

Implemented new transaction pricing effective August 1st for NYSE-
listed trading on NYSE, eliminating 2% cap

Introduced new NYSE Arca Options pricing effective August 1st and new NYSE Arca Options trading platform on August 7th

Completed rollout of Phases I and II of Hybrid MarketSM initiative, with full rollout of Hybrid on target for completion by end of 2006

On track for full Reg NMS compliance by end of 2006

Great Progress…More To Do